UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante
San Clemente,
California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2020, the Board of Directors (the “Board”) of Glaukos Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). In addition to purely ministerial or minor conforming changes, these amendments principally provide for the following:

●	Updates to the advance notice provisions in Section 2.4 of the Bylaws to require each nominee for director to complete a written questionnaire with respect to the nominee’s background, qualifications, stock ownership and independence and to provide certain other representations and agreements to the Company regarding compliance with the Company’s corporate governance and other policies applicable to directors of the Company, voting commitments or compensatory arrangements with another party that have not been disclosed to the Company and the nominee’s current intent to serve as a director for the full term for which the nominee is standing for election. The changes to Section 2.4 of the Bylaws also clarify that the number of nominees a stockholder may nominate for election at a stockholders’ meeting cannot exceed the number of directors to be elected.
●	Clarification in Section 2.8 of the Bylaws of the authority of the chairperson to conduct a stockholders’ meeting, including authority to adjourn a meeting, and the Board’s authority to postpone, reschedule or cancel a previously scheduled stockholders’ meeting.
●	Updates to various provisions of the Bylaws, including Sections 2.5, 7.1 and 7.2, to permit electronic notices in accordance with recent amendments to the Delaware General Corporation Law.
●	Revisions to Sections 2.12 and 3.9 of the Bylaws to clarify the expanded flexibility for electronic delivery of proxies and written consents in accordance with recent amendments to the Delaware General Corporation Law, and the addition of a new Section 9.5 to clarify and permit the use of electronic signatures for consents, agreements, certificates or other instruments executed on behalf of the Company.
●	Addition of a new Section 9.4 providing for the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended, unless the Company consents in writing to the election of an alternative forum. The new Section 9.4 also incorporates into the Bylaws the existing state exclusive forum provision from Article X of the Company’s Certificate of Incorporation, which provides for the Court of Chancery of the State of Delaware for certain disputes between the Company and its stockholders, including derivative actions, claims involving a breach of fiduciary duty by a director, officer, employee or its stockholders, actions asserting claims under the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws and actions governed by the internal affairs doctrine.
●	Revisions to Article V to clarify the Company’s required officer positions.
●	Revisions to Section 6.1 to permit any two authorized officers (rather than specified combinations of officers) to sign stock certificates on behalf of the Corporation.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of Glaukos Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020	GLAUKOS CORPORATION

	By:	/s/ Joseph E. Gilliam
		Name:	Joseph E. Gilliam
		Title:	Chief Financial Officer and Senior Vice President, Corporate Development

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